UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 12, 2022

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 Lakeside Drive, Foster City, California

(Address of Principal Executive Offices)

94404

(Zip Code)

650-574-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value, $0.001 per share	GILD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 – REGULATION FD

Item 7.01                   Regulation FD Disclosure.

On September 12, 2022, Gilead Sciences, Inc., a Delaware corporation (the “Company”), announced that it has entered into agreements (the “Agreements”) with Lupin Ltd., Apotex Inc., Macleods Pharma Ltd., Hetero Labs Ltd., and Cipla Ltd. (collectively, the “Generic Manufacturers”) to resolve the litigation and patent challenges associated with Descovy®, Vemlidy®, and Odefsey® in the U.S. District Court for the District of Delaware. The Agreements grant the Generic Manufacturers a non-exclusive license in the United States to the Company’s patents on tenofovir alafenamide relating to Descovy and Vemlidy beginning on October 31, 2031, and to Odefsey beginning on January 31, 2032, or earlier in certain circumstances. The Agreements will be filed with the U.S. Federal Trade Commission and the U.S. Department of Justice as required by law. The Company has filed notices of dismissals for the Generic Manufacturers from the case.

The information in Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Deborah H. Telman
Deborah H. Telman
EVP, Corporate Affairs, General Counsel and Corporate Secretary

Date:   September 12, 2022